As filed with the Securities and Exchange Commission on , 2002
                                                  Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             UNIONBANCAL CORPORATION
             (Exact name of Registrant as specified in its charter)
       CALIFORNIA                        6022                  94-1234979
       ----------                        ----                  ----------
    (State or other               (Primary Standard         (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification   Identification No.)
    or organization)                Code Number)
                                ----------------
           400 California Street, San Francisco, California 94104-1302
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                              John H. McGuckin, Jr.
                     Executive Vice President and Secretary
                             UnionBanCal Corporation
                              400 California Street
                      San Francisco, California 94104-1302
                                 (415) 765-2969

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                ----------------
                                   Copies to:
        James M. Rockett, Esq.                     Gary Steven Findley, Esq.
        Venrice R. Palmer, Esq.                Gary Steven Findley & Associates
         Keith D. Ungles, Esq.                     1470 North Hundley Street
        Kari C. Schoening, Esq.                        Anaheim, CA 92806
           Alison Wauk, Esq.                             (714) 630-7136
 McCutchen, Doyle, Brown & Enersen, LLP                Fax (714) 630-7910
       Three Embarcadero Center
     San Francisco, California 94111
            (415) 393-2000
           Fax (415) 393-2286

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-84560

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             -----------------------


                                                    CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 TITLE OF EACH CLASS OF                                 PROPOSED               PROPOSED
    SECURITIES TO BE            AMOUNT TO           MAXIMUM OFFERING       MAXIMUM AGGREGATE          AMOUNT OF
       REGISTERED             BE REGISTERED         PRICE PER SHARE        OFFERING PRICE(1)    REGISTRATION FEE(1),
                                                                                                         (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,  no par           (1), (2)                  (1)                 $160,121                 $14.73
value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement relates to common stock of the Registrant issuable to holders of common stock of First Western Bank in the proposed merger of First Western Bank with and into Union Bank of California, N.A., a wholly-owned subsidiary of the Registrant. Pursuant to Rule 457(f), the registration fee was computed on the basis of $32.25, the market value of the common stock of First Western Bank to be exchanged in the merger, computed in accordance with Rule 457(c) on the basis of the average of the bid and asked price per share of such stock as quoted on The OTC Bulletin Board(R)on April 12, 2002, and 4,965, the maximum number of additional shares of First Western Bank which may be received by the Registrant and cancelled upon consummation of the merger, in addition to the shares to be received as reflected in the notes to the Calculation of Registration Fee table filed with Registration Statement on Form S-4 No. 333-84560 filed on March 19, 2002.

(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of shares being registered has been omitted. Pursuant to Rule 457(f), in calculating the filing fee for this registration statement and Registration Statement on Form S-4 No. 333-84560 the anticipated $20,750,000 amount of cash consideration to be paid by the Registrant to First Western Bank shareholders who exchange their First Western Bank shares in the merger has been deducted from the value of the securities to be received by the Registrant in exchange.


                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4, to register additional shares of common stock of the Registrant, comprising the same class of securities covered by Registration Statement on Form S-4 No. 333-84560 filed for the same offering and declared effective by the Commission on March 25, 2002. The need for this Registration Statement arises from issuances of common stock by the target company due to the exercise of employee stock options after the effectiveness of the earlier Registration Statement. In filing the earlier Registration Statement and this Registration Statement, the Registrant is relying upon Securities Act Rule 457(o) and so is not listing the number of its shares to be issued in the offering. The Registrant has not yet sent confirmations of the issuance of its securities in the offering.


                           INCORPORATION BY REFERENCE


     Unless  otherwise  inconsistent  with  this  Registration  Statement,   the
information contained Registration Statement on Form S-4 No. 333-84560 is hereby incorporated in this Registration Statement by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on May 8, 2002.

                                       UNIONBANCAL CORPORATION


                                       By    /S/ JOHN H. MCGUCKIN, JR. *
                                         ---------------------------------
                                                 John H. McGuckin, Jr.
                                                 Executive Vice President and
                                                 Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


          NAME                      TITLE                           DATE
          ----                      -----                           ----

/S/ NORIMICHI KANARI*    President, Chief Executive Officer      May 8, 2002
---------------------              and Director
    Norimichi Kanari       (Principal Executive Officer)


/S/ DAVID I. MATSON*         Executive Vice President            May 8, 2002
--------------------        and Chief Financial Officer
    David I. Matson        (Principal Financial Officer)


/S/ DAVID A. ANDERSON*   Senior Vice President and Controller    May 8, 2002
----------------------     (Principal Accounting Officer)
    David A. Anderson

/S/ L. DALE CRANDALL*               Director                     May 8, 2002
---------------------
    L. Dale Crandall

/S/ RICHARD D. FARMAN*              Director                     May 8, 2002
----------------------
    Richard D. Farman

/S/ STANLEY F. FARRAR*              Director                     May 8, 2002
---------------------
    Stanley F. Farrar

/S/ RICHARD C. HARTNACK*            Director                     May 8, 2002
------------------------
    Richard C. Hartnack

/S/ KAORU HAYAMA*                   Director                     May 8, 2002
-----------------
    Kaoru Hayama

/S/ MONICA C. LOZANO*               Director                     May 8, 2002
--------------------
    Monica C. Lozano

/S/ MARY S. METZ *                  Director                     May 8, 2002
----------------
    Mary S. Metz

/S/ RAYMOND E. MILES *              Director                     May 8, 2002
--------------------
    Raymond E. Miles

/S/ J. FERNANDO NIEBLA *            Director                     May 8, 2002
----------------------
    J. Fernando Niebla

/S/ CHARLES R. RINEHART *           Director                     May 8, 2002
-----------------------
    Charles R. Rinehart

/S/ CARL W. ROBERTSON*              Director                     May 8, 2002
---------------------
    Carl W. Robertson

/S/ TAKAHARU SAEGUSA *              Director                     May 8, 2002
--------------------
    Takaharu Saegusa

/S/ ROBERT M. WALKER *              Director                     May 8, 2002
--------------------
    Robert M. Walker

*/S/ JOHN H. MCGUCKIN, JR.     * Individually and as             May 8, 2002
 --------------------------       Attorney-in-Fact
     John H. McGuckin, Jr.

                                  EXHIBIT INDEX

   2 Agreement and Plan of Reorganization, dated as of December 18, 2001, by and among First Western Bank, Union Bank of California, N.A., and UnionBanCal Corporation (included in Part I as Annex A)
   5 Opinion of McCutchen, Doyle, Brown & Enersen, LLP as to validity of shares being registered
   8      Opinion of McCutchen,  Doyle,  Brown & Enersen,  LLP as to certain tax matters
  23.1    Consent of Deloitte & Touche LLP*
  23.2    Consent of McGladrey & Pullen, LLP*
  23.3    Consent of Grant Thornton LLP*
  23.4    Consent of McCutchen, Doyle, Brown & Enersen, LLP*
  23.5 Consent of The Findley Group (included in its opinion attached to Part I as Annex B)
   24     Power of Attorney of directors and certain officers of the Registrant
   99     Proxy card of First Western



  * Filed herewith.